                              EMPLOYMENT AGREEMENT

          This Employment Agreement ("Agreement") is entered into as of October 7, 1996 by and between William A. Smith, an individual ("Executive"), and Aftermarket Technology Corp., a Delaware corporation (the "Company" or "ATC").

          WHEREAS, Executive and the Company entered into that certain Employment Agreement dated July 29, 1994 (the "Prior Agreement");

          WHEREAS, Executive and the Company desire to terminate the Prior Agreement and Executive and the Company desire to enter into this Agreement to replace the Prior Agreement;

          WHEREAS, all things necessary to make this Agreement a valid, binding and legal instrument have been performed;

          NOW, THEREFORE, THIS AGREEMENT WITNESSETH: that in consideration of the covenants and premises, receipt whereof is hereby acknowledged, Executive and the Company hereby agree and provide:

     1.   EMPLOYMENT BY THE COMPANY AND TERM.

          (a) FULL TIME AND BEST EFFORTS. Subject to the terms set forth herein, the Company agrees to employ Executive as Chairman of the Board of Directors and Executive hereby accepts such employment. During the term of his employment with the Company, Executive will devote his full time, best efforts and attention to the performance of his duties hereunder and to the business and affairs of the Company.

          (b) DUTIES. Executive shall serve in an executive capacity and shall perform such duties as are customarily associated with his then current title, consistent with the Bylaws of the Company and as required by the Company's Board of Directors (the "Board") and the officers to whom the Executive reports.

          (c) COMPANY POLICIES. The employment relationship between the parties shall be governed by the general employment policies and practices of the Company, including but not limited to those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement shall control.

          (d) TERM. The initial term of employment of Executive under this Agreement shall begin as of October 7, 1996 and end on December 31, 1998 (the "Initial Term"), subject to the provisions for termination set forth herein and renewal as provided in Section 1(e) below.

          (e) RENEWAL. The term of this Agreement shall be extendable for one-year periods at the option of the Company after the end of the Initial Term. Each extended term shall continue to be subject to the provisions for termination set forth herein.


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

     2.   COMPENSATION AND BENEFITS.

          (a) SALARY. Executive shall receive for services to be rendered hereunder an annual base salary of Three Hundred Thousand Dollars ($300,000) (the "Base Salary") payable on a monthly basis, which shall be subject to increase at the sole discretion of the Board, and subject to standard withholdings for taxes and social security and the like.

          (b) PARTICIPATION IN BENEFIT PLANS. During the term hereof, Executive shall be entitled to participate in any group insurance, hospitalization, medical, dental, health and accident, disability or similar plan or program of the Company now existing or established hereafter to the extent that he is eligible under the general provisions thereof. The Company may, in its sole discretion and from time to time, establish additional senior management benefit programs as it deems appropriate. Until such time as the Company establishes a medical, dental, health and accident or disability plan or program of its own, Executive shall be entitled to the extent legally permitted to obtain coverage therefor under, and pursuant to the terms of, any such plans or programs of the Company's subsidiaries, as may be designated by the Executive.

          (c) VACATION. Executive shall be entitled to a period of annual vacation time equal to that provided to managers of equal position by the Company's policies and procedures regarding vacation, but in any event not less than four weeks per year. The days selected for Executive's vacation must be mutually agreeable to Company and Executive.

          (d) 401(k) PLAN. To the extent legally permitted, Executive shall be entitled to place a portion of his Base Salary into a 401(K) or other qualified deferred tax annuity plan of the Company or, if the Company does not have such a plan, of any such plan of any of the Company's subsidiaries, as may be designated by the Executive.

          (e) LIFE INSURANCE. During the term hereof, the Company shall procure and pay for a $1,000,000 life insurance policy covering Executive, for the benefit of such beneficiaries as Executive shall designate.

     3.   BONUS PLANS.

          (a) PARTICIPATION. During the term hereof, Executive shall be entitled to participate in any bonus or incentive plan (a "Bonus Plan") of the Company currently made available by the Company to executive employees of the Company or which may be made available in the future to executive employees of the Company, subject to and on a basis consistent with the terms, conditions and administration of any such plan. Executive understands that any such plan may be modified or eliminated in the Company's discretion in accordance with applicable law.

          (b) BONUSES. For the fiscal year ending December 31, 1996, Executive shall receive a bonus equal to the greater of (i) $300,000 if, and only if, ATC achieves the Management Budget approved by the Board of Directors of ATC (the "Management Budget") for the full fiscal year and at the end of such fiscal year Executive is employed pursuant to this Agreement or (ii) $600,000 if, and only if, ATC achieves at least 15% above the Management Budget for the fiscal year and at the end of such full fiscal year Executive is employed pursuant to this Agreement. For all subsequent annual periods, Executive shall receive such cash bonus as the Board shall determine in its sole discretion based upon the performance of the Company and its subsidiaries. Such bonuses shall be paid at such time as the Company pays cash bonuses to its executive employees.


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     4.   REASONABLE BUSINESS EXPENSES AND SUPPORT.

          Executive shall be reimbursed for documented and reasonable business expenses in connection with the performance of his duties hereunder. Executive shall be furnished reasonable office space, assistance and facilities.

     5. TERMINATION OF EMPLOYMENT. The date on which Executive's employment by the Company ceases, under any of the following circumstances, shall be defined herein as the "Termination Date."

          (a)  TERMINATION FOR CAUSE.

               (i) TERMINATION; PAYMENT OF ACCRUED SALARY AND VACATION. The Board may terminate Executive's employment with the Company at any time for cause, immediately upon notice to Executive of the circumstances leading to such termination for cause. In the event that Executive's employment is terminated for cause, Executive shall receive payment for all accrued salary and vacation time through the Termination Date, less standard withholdings for tax and social security purposes, which in this event shall be the date upon which notice of termination is given. The Company shall have no further obligation to pay severance of any kind nor to make any payment in lieu of notice.

               (ii) DEFINITION OF CAUSE. "CAUSE" means the occurrence or existence of any of the following with respect to Executive, as determined by a majority of the disinterested directors of the Board: (a) a material breach by the Executive of his duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company or any of its affiliates which has not been approved by a majority of the disinterested directors of the Board or of the terms of his employment, if in any such case such material breach remains uncured after the lapse of 30 days following the date that the Company has given the Executive written notice thereof; (b) the repeated material breach by the Executive of any duty referred to in clause (a) above as to which at least one written notice has been given pursuant to such clause (a);
(c) any act of dishonesty, misappropriation, embezzlement, intentional fraud or similar conduct involving the Company or any of its affiliates; (d) the conviction or the plea of nolo contendere or the equivalent in respect of a felony involving moral turpitude; (e) any intentional damage of a material nature to any property of the Company or any of its affiliates; (f) the repeated non-prescription use of any controlled substance or the repeated use of alcohol or any other non-controlled substance which, in any case described in this clause (f), the Board reasonably determines renders the Executive unfit to serve in his capacity as an officer or employee of the Company or its affiliates; or
(g) conduct by the Executive which in the good faith determination of the Board demonstrates gross unfitness to serve in his capacity as an officer or employee of the Company or its affiliates.

          (b) VOLUNTARY TERMINATION. Executive may voluntarily terminate his employment with the Company at any time upon ninety (90) days prior written notice, after which no further compensation of any kind or severance payment will be payable under this Agreement.

          (c) TERMINATION UPON DISABILITY. Company may terminate Executive's employment in the event Executive suffers a disability that renders Executive unable to perform the essential functions of his position, even with reasonable accommodation, for four (4) months within any eight (8) month period. After the Termination Date, which in this event shall be the date upon which notice of termination is given, no further compensation will be payable under this Agreement except that Executive shall receive the accrued portion of any bonus through the Termination Date, less standard withholdings for tax and social


                                        3
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security purposes, payable upon such date or over such period of time which is in accordance with the applicable Bonus Plan.

          (d)  TERMINATION WITHOUT CAUSE.

               (i) TERMINATION PAYMENT DURING THE INITIAL TERM. In the event Executive's employment is terminated without "cause," as defined above, the Company shall pay Executive as severance an amount equivalent to his then base salary for the remaining period of the Initial Term or eighteen (18) months, whichever period is shorter, less standard withholdings for tax and social security purposes, payable over such term in monthly PRO RATA payments commencing as of the Termination Date plus the accrued portion of any bonus through the Termination Date, less standard withholdings for tax and social security purposes, payable upon such date or over such period of time which is in accordance with the applicable Bonus Plan.

               (ii) TERMINATION PERIOD AFTER THE INITIAL TERM. In the event that the term of this Agreement is extended pursuant to Section 1(e) hereof (an "Extension Period") and during such Extension Period Executive's employment is terminated without "cause," as defined above, the Company shall pay Executive as severance an amount equal to his then base salary for the remaining period of the Extension Period, less standard withholdings for tax and social security purposes, payable over the remaining period of the Extension Period in monthly PRO RATA payments commencing as of the Termination Date plus the accrued portion of any bonus through the Termination Date, less standard withholdings for tax and social security purposes, payable upon such date or over such period of time which is in accordance with the applicable Bonus Plan.

               (iii) FUNDAMENTAL CHANGES. In the event that Company makes a substantial change which results in diminution in the Executive's duties, authority, responsibility or compensation without performance or market justification, he may terminate his employment; PROVIDED, HOWEVER, that Executive shall provide the Company 10 days' notice prior to any such termination and the Company shall have a reasonable period of time to cure. A termination in such circumstances shall be treated as a Company termination without cause and Executive shall be entitled to the same severance payments provided in paragraphs 5(d)(i) and (5)(d)(ii), as applicable.

          (e) BENEFITS UPON TERMINATION. All benefits provided under paragraph 2(b) and 2(e) hereof shall be extended, at Executive's election and Company's cost, to the extent permitted by the Company's insurance policies and benefit plans, for one year after Executive's Termination Date, except (i) as required by law (e.g., COBRA health insurance continuation election), (ii) in the event of a termination described in paragraphs 5(a) or (iii) to the extent that comparable benefits are provided to Executive under any other arrangement with the Company or its affiliates.

          (f) TERMINATION UPON DEATH. If Executive dies prior to the expiration of the term of this Agreement, the Company shall (i) continue coverage of Executive's dependents (if any) under all benefit plans or programs of the type listed above in paragraph 2(b) herein for a period of three (3) months, and (ii) pay to Executive's estate the accrued portion of any bonus through the Termination Date, less standard withholdings for tax and social security purposes, payable upon such date or over such period of time which is in accordance with the applicable Bonus Plan.

     6.   PROPRIETARY INFORMATION OBLIGATIONS.


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          During the term of employment under this Agreement, Executive will have access to and become acquainted with the Company's confidential and proprietary information, including but not limited to information or plans regarding the Company's customer relationships, personnel, or sales, marketing, and financial operations and methods; trade secrets; formulas; devices; secret inventions; processes; and other compilations of information, records, and specifications (collectively "Proprietary Information"). Executive shall not disclose any of the Company's Proprietary Information directly or indirectly, or use it in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of his employment for the Company or as authorized in writing by the Company. All files, records, documents, computer-recorded information, drawings, specifications, equipment and similar items relating to the business of the Company, whether prepared by Executive or otherwise coming into his possession, shall remain the exclusive property of the Company and shall not be removed from the premises of the Company under any circumstances whatsoever without the prior written consent of the Company, except when (and only for the period) necessary to carry out Executive's duties hereunder, and if removed shall be immediately returned to the Company upon any termination of his employment and no copies thereof shall be kept by Executive; PROVIDED, HOWEVER, that Executive shall be entitled to retain documents reasonably related to his interest as a shareholder and any documents that were personally owned or acquired.

     7. NONINTERFERENCE. While employed by the Company, Executive agrees not to interfere with the business of the Company by directly or indirectly soliciting, attempting to solicit, inducing, or otherwise causing any employee of the Company to terminate his or her employment in order to become an employee, consultant or independent contractor to or for any other employer.

     8. NONCOMPETITION. Executive agrees that during the term of this Agreement and for a period of five (5) years after the termination hereof, he will not, without the prior consent of the Company, directly or indirectly, have an interest in, be employed by, be connected with, or have an interest in, as an employee, consultant, officer, director, partner, stockholder or joint venturer, in any person or entity owning, managing, controlling, operating or otherwise participating or assisting in any business which is similar to or in competition with the business of the Company (i) during the term of this Agreement, in any location, and (ii) for the five year period following the termination of this Agreement, in any state in which the Company was conducting business at the date of termination of Executive's employment and continues to do so thereafter; provided, however, that the foregoing shall not prevent the Executive from being a stockholder of less than 1% of the issued and outstanding securities of any class of a corporation listed on a national securities exchange or designated as national market system securities on an interdealer quotation system by the National Association of Securities Dealers, Inc.

     9. TERMINATION OF PRIOR AGREEMENT. Upon execution of this Agreement, the Prior Agreement shall be terminated and this Agreement shall replace the Prior Agreement.

     10.  MISCELLANEOUS.

          (a) NOTICES. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by telecopy or telex) or the third day after mailing by first class mail to the recipient at the address indicated below:


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          To the Company:


          Aftermarket Technology Corp.
          c/o Aurora Capital Partners L.P.
          1800 Century Park East
          Suite 1000
          Los Angeles, California  90067
          Attention:     Richard K. Roeder, Esq.
          Facsimile:     (310) 227-5591

          To Executive:

          William A. Smith
          Aftermarket Technology Corp.
          33309 First Way South
          Suite A-209
          Federal Way, Washington  98003
          Facsimile:     (206) 838-1841

or to such other address or to the attention of such other person as the recipient party will have specified by prior written notice to the sending party.

          (b) SEVERABILITY. If any term or provision (or any portion thereof) of this Agreement is determined by a court to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions (or other portions thereof) of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or provision (or any portion thereof) is invalid, illegal or incapable of being enforced, this Agreement shall be deemed to be modified so as to effect the original intent of the parties as closely as possible to the end that the transactions contemplated hereby and the terms and provisions hereof are fulfilled to the greatest extent possible.

          (c) ENTIRE AGREEMENT. This document constitutes the final, complete, and exclusive embodiment of the entire agreement and understanding between the parties related to the subject matter hereof and supersedes and preempts any prior or contemporaneous understandings, agreements, or representations by or between the parties, written or oral.

          (d) COUNTERPARTS. This Agreement may be executed on separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same agreement.

          (e) SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors and assigns, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the prior written consent of the Company.

          (f) ATTORNEYS FEES. If any legal proceeding is necessary to enforce or interpret the terms of this Agreement, or to recover damages for breach therefore, the prevailing party shall be entitled to reasonable attorney's fees, as well as costs and disbursements, in addition to any other relief to which he or it may be entitled.


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          (g)  AMENDMENTS.  No amendments or other modifications to this
Agreement may be made except by a writing signed by both parties. No amendment or waiver of this Agreement requires the consent of any individual, partnership, corporation or other entity not a party to this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement.

          (h) CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the internal law, and not the law of conflicts, of the State of Delaware.


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     IN WITNESS WHEREOF, the parties have executed this agreement effective as of the date it is last executed below by either party.


                                        -----------------------------
                                        WILLIAM A. SMITH

AFTERMARKET TECHNOLOGY CORP.


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